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                                                                   EXHIBIT 99.2

                 CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                             CAREER HORIZONS, INC.
          This Proxy is Solicited on Behalf of the Board of Directors

  The undersigned hereby appoints       and      , or either of them, each
with full power of substitution, acting jointly or by any of them if only one be present and acting, attorneys and proxies to vote in the manner specified below (according to the number of shares which the undersigned would be entitled to cast if then personally present), all the shares of Common Stock of Career Horizons, Inc. ("Career") held of record by the undersigned on October , 1996, at the Special Meeting of Stockholders to be held at 10:00
a.m., local time, on November  , 1996, at      ,      , New York including any
adjournments thereof.

  1. To approve the Agreement and Plan of Merger, dated as of August 25, 1996 (the "Merger Agreement"), by and among Career, AccuStaff Incorporated ("AccuStaff") and Sunrise Merger Corporation ("Newco"), pursuant to which, among other matters, (a) Newco will merge with and into Career (the "Merger") and (b) the shares of Career Common Stock will be converted into the right to receive shares of AccuStaff Common Stock, all as described in the Joint Proxy Statement/Prospectus dated October , 1996.

                  FOR [_]      AGAINST [_]       ABSTAIN [_]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

  WITNESS my hand and seal this    day of      , 1996.

                                          _____________________________________

                                          _____________________________________
                                          Signature of Stockholder

                                          PLEASE SIGN THIS PROXY EXACTLY AS
                                          YOUR NAME OR NAMES APPEARS HEREON.
                                          IF STOCK IS HELD JOINTLY, SIGNATURES
                                          SHOULD APPEAR FOR BOTH NAMES. WHEN
                                          SIGNING AS AN ATTORNEY, EXECUTOR,
                                          ADMINISTRATOR, TRUSTEE, GUARDIAN OR
                                          CUSTODIAN, PLEASE INDICATE THE
                                          CAPACITY IN WHICH YOU ARE ACTING.

  Please fill in, date and sign the proxy and return it in the enclosed postpaid envelope.